UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            BACTROL TECHNOLOGIES, INC.
                 ---------------------------------------------
                (Name of small business issuer in its charter)


    New York                         5141                   11-2665282
----------------              -----------------          ------------------
(State or other               (Primary Standard          (IRS Employer
jurisdiction of               Industrial                 Identification
incorporation or              Classification             Number.)
organization)                 Code Number)


                        1109 North 21st Avenue, Suite 120
                            Hollywood, Florida 33020
                               (954) 923-6002 Tel
                               (954) 923-6141 Fax
           ----------------------------------------------------------
           (Address and telephone number principal executive offices)


                          1109 North 21st Avenue, Suite 120
                              Hollywood, Florida 33020
  ------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                               Guy  Galluccio,  Jr.
                             Chief Executive Officer
                             1109 North 21st Avenue
                                    Suite 120
                             Hollywood, Florida 33020
                               (954) 923-6002 Tel
                               (954) 923-6141 Fax
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                With a copy to:

                             Jerry Gruenbaum, Esq.
                               152 North Road
                         East Windsor, Connecticut 06088
                              (860) 627-6350 Tel
                              (520) 627-6351 Fax

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                         CALCULATION  OF  REGISTRATION  FEE

     Proposed Maximum Aggregate Amount of Title of Each Class of Securities to be Registered Offering Price Registration Fee


Title of
Each Class
of             Amount of
Securities     Shares to    Proposed Maximum   Proposed Maximum   Amount of
to be          be           Offering Price     Aggregate          Registration
Registered     Registered   Per Unit           Offering Price     Fee (1)
-------------  -----------  -----------------  -----------------  ------------
Common shares    3,000,000  $            1.00  $       3,000,000  $     750.00
$0.0001
par value

     (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY
OFFERS TO BUY BE ACCEPTED BEFORE THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITIUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFERS, SOLICITATIONS OR SALES WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                                   PROSPECTUS

          Issued  [to  be  dated  upon  printing  of  prospectus]  2000

                    An  Initial  Registered  Public  Offering

                              3,000,000  Shares

                         BACTROL  TECHNOLOGIES,  INC.

                              COMMON  STOCK

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. We are offering for sale a maximum of 3,000,000 shares of our common stock, which have a par value of $.0001 per share. The offering price is $1.00 per share. There is no minimum number of shares that we have to sell. There is no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Under SEC Rule 3a51-1(d), the securities being offered may constitute penny stocks, and as such, certain sales restrictions apply to these securities. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares. This is a highly risky investment. We have described these risks under the caption "Risk Factors" beginning on page 6. We intend to file an application for our common stock to be quoted on the Over the Counter Bulletin Board Market. The offering price for the common stock has been arbitrarily determined by us.

                                                    AGREGATE        PROCEEDS
                                      PER SHARE   OFFERING PRICE     TO US
================================================================================
Public offering price...............   $1.00       $3,000,000      $3,000,000
Underwriting discounts
     And commissions ...............   none          none             none
Proceeds, before expenses, to us ...               $3,000,000      $3,000,000
================================================================================


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. [to be dated upon printing of prospectus] 2000.

                               TABLE OF CONTENTS


                                                                            Page

Summary Information   .     .     .     .     .     .     .     .     .      5

Risk Factors    .     .     .     .     .     .     .     .     .     .      7

     Risks Related to Our Business      .     .     .     .     .     .      7

     Risks Related to This Offering     .     .     .     .     .     .      9

Determination of Offering Price   .     .     .     .     .     .     .     11

Use of Proceeds .     .     .     .     .     .     .     .     .     .     11

Capitalization  .     .     .     .     .     .     .     .     .     .     13

Dilution of the Price You Pay for Your Share  .     .     .     .     .     13

Plan of Distribution; Terms of the Offering   .     .     .     .     .     16

Business  .     .     .     .     .     .     .     .     .     .     .     17

Management's Discussion and Analysis of
 Financial Condition and Results of Operations      .     .     .     .     19

Principal Shareholders      .     .     .     .     .     .     .     .     19

Management .    .     .     .     .     .     .     .     .     .     .     21

Executive Compensation      .     .     .     .     .     .     .     .     22

Description of Securities   .     .     .     .     .     .     .     .     23

Stock Transfer Agent  .     .     .     .     .     .     .     .     .     27

Certain Transactions  .     .     .     .     .     .     .     .     .     27

Litigation      .     .     .     .     .     .     .     .     .     .     27

Experts   .     .     .     .     .     .     .     .     .     .     .     27

Legal Matters   .     .     .     .     .     .     .     .     .     .     27

Financial Statements  .     .     .     .     .     .     .     .     .     27

--------------------------------------------------------------------------------
                              SUMMARY INFORMATION
--------------------------------------------------------------------------------

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

     For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform us about and to observe any restrictions relating to this offering and the distribution of this prospectus.

     You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering and our financial statements and notes appearing elsewhere in this prospectus.

THE  COMPANY

     Our Company was incorporated on August 31, 1983, under the laws of the State of New York, as Owl Capital Corp., for the purpose of owning, establishing and managing financial consulting services. We became a public company on December 2, 1983 when our Registration Statement under the Securities Act of 1933 was filed and became effective with the Securities and Exchange Commission. On May 16, 1988 we changed our name to Bactrol Technologies, Inc. We amended our Certificate of Incorporation to effect the change of name on the same date, in anticipation of our acquisition of a private business operating under a similar name. Subsequently that acquisition contract was rescinded and we remained as a non-functioning, non-trading public shell corporation with no assets.

     In 1989 we attempted to bring our Company's stock to the public market and incurred printing and professional fees. The intent was to raise additional capital for potential acquisitions. We have been inactive since November 1984, when we ceased doing any business and we have not been operating as a business ever since.

     We have not filed our annual New York State tax returns from 1984 to 1998 and had as a result, our corporate status dissolved. During January 1999, our management filed all of the delinquent tax returns and as a result we were reinstated.

     During 1999, we entered into a Plan and Agreement of Merger with Military Resale Group, Inc. (hereinafter "MRG"). MRG, is a company that markets products exclusively to the 15 billion US Dollar military resale market. Through a series of planned acquisitions, we intend to cause a consolidation of suppliers within the military resale market. The merger is dependent upon us becoming listed on the NASD Bulletin Board which we have accomplished as of January 10, 2001 and upon our ability to sell a minimum of 500,000 shares and net minimum of $220,000 after expenses from the shares being offered herein to fund the operation.

     On October 4, 1999, our Board of Directors approved a 20 to 1 reverse stock split of our issued and outstanding common stock.

     On November 9, 1999, we resubmitted our application to NASDAQ to become a publicly traded company. Our application was accepted on January 10, 2001 and we are currently trading under the symbol BCTL.

     The Company is offering for sale 3,000,000 common shares to the public at $1.00 per share.

THE OFFERING

     The following is a brief summary of this offering:

Common Stock Offered
For Sale Hereby             Up to a maximum of 3,000,000 shares par value $.0001


Offering Price              $1.00 per share offered  to the  public.  The shares
                            Are being sold on a "best efforts" basis.


Terms of the Offering       We are offering up to a total of 3,000,000 shares of
                            Common stock on a best efforts no minimum, 3,000,000
                            Shares maximum. The offering price is $1.00 per Share. There is no minimum number of shares that we
                            Have to sell.  There will be no escrow account.  All
                            Money received from the offering will be immediately
                            Used by us and there will be no refund. The offering
                            Will  be for a  period of 90 days from the effective
                            Date and may be extended for an additional 90 days if we so choose to do so.

                                                       Common        Preferred
                                                       Stock           Stock
Authorized and Outstanding                          ----------      ----------
Shares of Stock             Authorized:             50,000,000          none
                            Outstanding:
                                Prior to Offering:     660,004          none
                                After Offering*:     3,710,004          none

                            * Assuming the maximum amount of the Offering has been subscribed plus the 50,000 shares authorized but not issued to date to Jerry Gruenbaum, Esq. For prior legal services.


Plan of Distribution        This  is  a  direct  participation  and  no  minimum
                            offering, with  no commitment  by anyone to purchase
                            any shares.  The shares will be  offered and sold on
                            a  "best efforts" basis, although we may  retain the
                            services  of one  or more  NASD  registered  broker-
                            dealers as  selling  agent(s) to  effect offers  and
                            sales   on  our  behalf.   The  broker-dealers  will
                            receive a commission on their sales. None have been retained as of this date.

Use of Proceeds             Assuming that the entire offering will be sold, then
                            Up to the first $50,000 that we raise will be used to pay the expenses of the offering. The priority for funds raised in excess of that amount will be applied in the following order (i) fulfill commit-ments; (ii) to augment working capital. See "Use of Proceeds."

Over the Counter
Bulletin Board Symbol       BCTL


     The foregoing information  is based on the number of shares of common stock
outstanding as of December 31, 2000.   No option  shares  have  been authorized,
issued or granted to date.


--------------------------------------------------------------------------------
                                   RISK FACTORS
--------------------------------------------------------------------------------

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. Investing in our common stock involves a high degree of risk. Risks and uncertainties, in addition to those we describe below, that are not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks occur, our business could be harmed, the price of our common stock could decline and you may lose all or part of your investment.

RISKS  RELATED  TO  OUR  BUSINESS

WE  HAVE NO OPERATING HISTORY SO THAT THERE IS AN UNCERTAINTY OF PROFITABILITY.

     We were incorporated on August 31, 1983. We have been inactive since November 1984, when we ceased doing any business and we have not been operating as a business ever since. During 1999, we entered into a Plan and Agreement of Merger with MRG. The merger is dependent upon us becoming listed on the NASD Bulletin Board which we have accomplished as of January 10, 2001 and our ability to sell a minimum of 500,000 shares and net a minimum of $220,000 after expenses from the sale of these shares so we will be able to fund their operation. We have no operating history upon which an evaluation of our future success or failure can be made. Such prospects must be considered in light of the substantial risk, expenses and difficulties encountered by new development stage company that has not yet commenced its business operations. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:


     -     our  ability  to  locate  qualified  sales  personnel
     -     our  ability  to  generate  revenues
     -     our  ability  to  reduce  operating  expenses.

In the next twelve months we anticipate an increase in capital of $3,000,000 as a result of this offering. In addition, we currently intend to increase our capital expenditures and operating expenses in order to expand our operations. There can be no assurance that we will achieve or sustain profitability or positive cash flow from our operations. Failure to generate positive cash flow from our operations may cause us to go out of business.


WE  EXPECT  TO  HAVE  COMPETITION  SOME  OF  WHICH  MIGHT  BE  SUBSTANTIAL.

     Many of our competitors and potential competitors in the military resale market are substantially larger, have longer operating histories, and greater name recognition than us. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and devote substantially more resources to developing services than us. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not materially adversely affect our business, operating results or financial condition. Further, as a strategic response to changes in the competitive environment, we may make certain pricing, service or marketing decisions or enter into acquisitions or new ventures that could have a material adverse effect on our business, operating results or financial condition.


WE HAVE EXTREMELY LIMITED CAPITAL, AND WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.

     As of December 31,2000, we had $1,500 in assets and $5,600 in liabilities. We had no available cash as of December 31, 2000. If we are successful in our planned fundraising efforts, we expect that such investment, cash on hand, cash equivalents and commercial credit facilities will be sufficient to meet our working capital and capital expenditure needs or the foreseeable future. However, we may need to raise additional funds on an ongoing basis in the future, and we cannot be certain that we would be able to obtain additional financing on favorable terms, if at all. Further, if we issue additional equity securities, stockholders may experience additional dilution, or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise required funds on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, which could harm our business, financial condition and results of operations.


WE  ARE  DEPENDENT  ON  THIRD  PARTIES.

     Third party relationships are critical to our success. We currently rely on outside sources for our consumer products sold to the military. There can be no assurance that such third party arrangements will be available on terms acceptable to us. If we are unable to maintain relationships with third parties that provide our consumer products, we may be unable to market our services effectively which will have a negative impact upon our profitability.


WE HAVE NOT PAID ANY DIVIDENDS AND IN THE FORESEEABLE FUTURE WE EXPECT THAT THERE WILL BE A LACK OF DIVIDENDS.

     To date, we have not paid any dividends. We are not currently restricted from paying cash dividends. We presently plan to reinvest earnings in order to finance the expansion and development of our business, and it is therefore unlikely that any cash dividends will be declared in the foreseeable future.

PEOPLE  WE  DO  BUSINESS  WITH  MAY  NOT  BE  YEAR  2000  COMPLIANT.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.


THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND WE WILL NOT REFUND ANY FUNDS TO YOU.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriate by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.


YOU MAY BE INVESTING IN A COMPANY THAT DOES NOT HAVE ADEQUATE FUNDS TO CONDUCT ITS OPERATIONS.

     Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.


WE  HAVE  BROAD  DISCRETION  AS  TO  THE  USE  OF  PROCEEDS.

     Our management shall have wide discretion as to the exact allocation, priority and timing of the allocation of funds raised from this offering. The allocation of the Proceeds of the offering may vary significantly depending upon numerous factors, including the success that we have marketing our services. Accordingly, we will have broad discretion with respect to the expenditure of the net proceeds of this Offering.


RISKS  RELATED  TO  THIS  OFFERING


WE HAVE USED OUR OWN ATTORNEY TO DRAW ALL THE DOCUMENTS WITH RESPECT TO THIS OFFERING AND NO SEPARATE INVESTORS' COUNSEL WAS RETAINED BY US.

     We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such firm nor any other firm has made, on behalf of the investors, any independent examination of any factual matters represented by management herein, and purchasers of the shares should not rely on the firm so retained with respect to any matters herein described.


THERE IS NO UNDERWRITER FOR THIS OFFERING AND WE ARE RELYING ON OUR OWN BEST EFFORTS.

     There is no underwriter for this Offering, therefore, you do not have the benefit of an underwriter's due diligence efforts which would typically include the underwriter to be involved in the preparation of disclosure and the pricing of the common stock offered hereby among other matters. As we have never engaged in the public sale of our common stock, we have no experience in the underwriting of any such offering. Accordingly, there is no prior experience from which you the investors may judge our ability to consummate this Offering. In addition, the common stock is being offered on a "best efforts" basis. Accordingly, there can be no assurances as to the number of shares that may be sold or the amount of capital that may be raised pursuant to this offering.

WE  CANNOT  ASSURE  YOU  THAT  THERE WILL BE A PUBLIC MARKET FOR OUR SECURITIES.

     While our securities are traded publicly as of January 10, 2001 under the symbol BCTL, there is no assurance a market will develop for the securities upon completion of this offering. There is also no assurance as to the depth or liquidity of any potential market or the prices at which holders may be able to sell the securities. An investment in the Shares may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.


THERE  IS VOLATILITY IN THE SHARES OF LOW PRICED STOCKS AND IN THE STOCK MARKET.

     If a public market develops for the Shares, many factors will influence the market prices. The Shares will be subject to significant fluctuation in response to variations in operating results, investor perceptions, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to our activities, future financial condition and management.


THERE  ARE  RISKS  RELATING  TO  LOW-PRICED  STOCKS  WHICH  MAY  AFFECT  US.

     If our securities were delisted and the trading price of our common stock were to be around $1.00 per share which is below $5.00 per share on that date, trading in such securities would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of such securities and the ability of purchasers in this offering to sell their securities in the secondary market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The foregoing penny stock restrictions will not apply to our securities if such securities have certain price and buying information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. If we are successful in raising at least $4 million, now, or at some time in the future, our securities would qualify for the exemptions from the penny stock restrictions. Otherwise we will remain subject to Section 15(b)(6) of the Exchange Act governing these penny stock restrictions. If our securities were subject to the existing rules on penny stocks, the market liquidity for our securities could be adversely affected.


--------------------------------------------------------------------------------
                       DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------------------


     -     Estimates  of  our  business  potential;

     -     Our  limited  financial  resources;

     -     The amount of equity desired to be retained by present stockholders;

     -     The  amount  of  dilution  to  the  public;  and

     -     The  general  condition  of  the  securities  markets.


--------------------------------------------------------------------------------
                                 USE OF PROCEEDS
--------------------------------------------------------------------------------


     We are seeking a new investment through this offering to expand our current operations immediately. Achievement of this primary plan is entirely dependent upon our ability raise funds through this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these funds, we will not be able to execute our primary plan as presently contemplated by management. No money will be refunded to you under any circumstances.

     Our offering is being made on a best efforts - no minimum basis. The maximum net proceeds from this offering may be as high as $3,000,000. If we are unable to sell all of the shares offered, the net proceeds would be lower.

     In the table on the following page, we have detailed the amount of capital required for us to operate our business as currently planned. In addition, we have outlined in order of priority, the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered. The net proceeds we would receive from the sale of all of the 3,000,000 shares offered by this prospectus are estimated to be approximately $3,000,000. The table also shows how we will use the proceeds of the offering.

                                                              MAXIMUM  AMOUNT
                                                              OF NET PROCEEDS
                                                              ---------------
 Company Proceeds from
 the Offering                                                    $3,000,000
 Less: Offering Expenses                                             50,000
                                                              ---------------

 Net Proceeds from
 Offering                                                        $2,950,000
                                                              ---------------
 Use of Net Proceeds:
 Marketing & Advertising                                         $  200,000
 General working capital                                          2,750,000
                                                              ---------------
 Total Use of Net
 Proceeds                                                        $2,950,000
                                                              ===============

     The offering price of the shares, which were used to solicit the funds referred to above, has been arbitrarily determined by us.

     The specific amounts to be allocated for these purposes will be in the discretion of Management. We reserve the right to alter this stated use of proceeds depending on business conditions, which are unforeseen at this time.

     General Working Capital: We may use a portion of the proceeds allocated to working and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes. We also expect to hire additional people to engage in general and administrative activities.

     Because we anticipate selling the shares through the efforts of our officers and directors, the numbers above do not include any deductions for selling commissions. If broker-dealers are used in the sale of the shares, up to 10% of any gross proceeds raised in this offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to us will be decreased and the use of proceeds may be proportionately reallocated in management's sole discretion. There are no current agreements, arrangements, or other understandings in connection with any of the foregoing.

     Until we reach the minimum offering, subscription funds will be held in an interest- bearing escrow account. Once we reach the minimum offering, the funds will be released from escrow and used as described above. To the extent the net proceeds of the offering are not utilized immediately, we intend to invest them in short-term certificates of deposit, interest bearing deposits, short-term obligations of the United States of America or prime commercial paper.


--------------------------------------------------------------------------------
                                 CAPITALIZATION
--------------------------------------------------------------------------------

     The table on the following  page  represents   the  capitalization  of  the
Company as of December 31, 2000, on a historical basis and as adjusted to reflect the effect to this offering.

     This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                          12/31/00       As Adjusted After Offering*
                           Actual     25%       50%         75%         100%
                         --------  --------  ----------  ----------  ----------
Stockholder's Equity:
Common Stock, $.0001
par value Authorized
- 50,000,000 Shares
660,004 issued and
 outstanding             $     66
1,410,004 issued and
 outstanding                       $    141
2,160,004 issued and
 outstanding                                  $     216
2,910,004 issued and
 outstanding                                             $      291
3,660,004 issued and
 outstanding                                                         $      366
Additional Paid-in
 Capital                 $ 49,627  $799,525  $1,549,477  $2,299,402  $3,049,327
Deficit accumulated
 During the
 Development stage       $(53,793) $(53,793) $  (53,793) $  (53,793) $  (53,793)
                         --------  --------  ----------  ----------  -----------
TOTAL STOCKHOLDERS'
 EQUITY (Deficit)        $ (4,100) $745,873  $1,495,900  $2,245,900  $2,995,900
                         ========  ========  ==========  ==========  ===========

* Does not take into consideration 50,000 shares authorized but not issued to date to Jerry Gruenbaum, Esq. For prior legal services. See Section entitled "Certain Transactions".

--------------------------------------------------------------------------------
               DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------------------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of December 31, 2000, the net tangible book value of our shares of common stock was a deficit of $(4,100) or approximately $(0.01) per share based upon 660,004 shares outstanding. These figures do not take into account the 50,000 share s authorized but not issued to date to Jerry Gruenbaum, Esq. for prior legal services. See Section entitled "Certain Transactions".

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 3,660,004 shares to be outstanding will be $2,995,900, or approximately $0.82 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.83 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.82 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 2,910,004 shares to be outstanding will be $2,245,900, or approximately $0.77 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.78 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.77 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 2,160,004 shares to be outstanding will be $1,495,900, or approximately $0.69 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.70 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.69 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 1,410,004 shares to be outstanding will be $745,873, or approximately $0.53 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.54 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.53 per share.

     After completion of this offering, if 3,000,000 shares are sold, you will own approximately 81.97% of the total number of shares then outstanding shares for which you will have made a cash investment of $3,000,000, or $1.00 per share. Our existing stockholders will own approximately 18.03% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $49,627, or approximately $0.075 per share.

     After completion of this offering, if 2,250,000 shares are sold, you will own approximately 77.32% of the total number of shares then outstanding shares for which you will have made a cash investment of $2,250,000, or $1.00 per share. Our existing stockholders will own approximately 22.68% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $49,627, or approximately $0.075 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 69.44% of the total number of shares then outstanding shares for which you will have made a cash investment of $1,500,000, or $1.00 per share. Our existing stockholders will own approximately 30.56% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $49,627, or approximately $0.075 per share.

     After completion of this offering, if 750,000 shares are sold, you will own approximately 53.19% of the total number of shares then outstanding shares for which you will have made a cash investment of $750,000, or $1.00 per share. Our existing stockholders will own approximately 46.81% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $49,627, or approximately $0.075 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing  Stockholders:

Price per share     .     .     .     .     .     .     .     .     $    0.075
Net tangible book value per share before offering .     .     .     $    (0.01)
Net tangible book value per share after offering  .     .     .     $     0.82
Increase to present stockholders in net tangible book
 value per share after offering .     .     .     .     .     .     $     0.83
Capital contributions     .     .     .     .     .     .     .     $   49,627
Number of shares outstanding before the offering  .     .     .        660.004
Number of shares after offering
 held by existing stockholders  .     .     .     .     .     .        660.004
Percentage of ownership after offering.     .     .     .     .         18.03%

Purchasers of Shares in this Offering if all Shares are sold:

Price per share     .     .     .     .     .     .     .     .     $     1.00
Dilution per share  .     .     .     .     .     .     .     .     $     0.18
Capital contributions     .     .     .     .     .     .     .     $3,000,000
Number of shares after offering
 held by public investors .     .     .     .     .     .     .      3,000,000
Percentage of ownership after offering.     .     .     .     .         81.97%

Purchasers of Shares in this Offering if 75% of Shares are sold:

Price per share     .     .     .     .     .     .     .     .     $     1.00
Dilution per share  .     .     .     .     .     .     .     .     $     0.23
Capital contributions     .     .     .     .     .     .     .     $2,250,000
Number of shares after offering
 held by public investors .     .     .     .     .     .     .      2,250,000
Percentage of ownership after offering.     .     .     .     .         77.32%

Purchasers of Shares in this Offering if 50% of Shares are sold:

Price per share     .     .     .     .     .     .     .     .     $     1.00
Dilution per share  .     .     .     .     .     .     .     .     $     0.31
Capital contributions     .     .     .     .     .     .     .     $1,500,000
Number of shares after offering
 held by public investors .     .     .     .     .     .     .      1,500,000
Percentage of ownership after offering.     .     .     .     .         69.44%
Purchasers of Shares in this Offering if 25% of Shares are sold:

Price per share     .     .     .     .     .     .     .     .     $     1.00
Dilution per share  .     .     .     .     .     .     .     .     $     0.47
Capital contributions     .     .     .     .     .     .     .     $  750,000

Number of shares after offering
 held by public investors .     .     .     .     .     .     .        750,000
Percentage of ownership after offering.     .     .     .     .         53.19%

     We do not intend to pay any cash dividends with respect to our common stock in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of our earnings, if any, to support our business activities.

--------------------------------------------------------------------------------
                 PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------------------

     We are offering up to a total of 3,000,000 shares of common stock on a best efforts, no minimum, 3,000,000 shares maximum. The offering price is $1.00 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstone, the internet, and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering  Period  and  Expiration  Date:

     This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures  for  Subscribing:

     If  you  decide  to  subscribe  for  any shares in this offering, you must:

     1.     execute  and  deliver  a  subscription  agreement

     2. deliver a check or certified funds to us for acceptance or rejection.
All checks for subscription must be made payable to "BACTROL TECHNOLOGIES, INC."

Right  to  Reject  Subscriptions:

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------------------
                                    BUSINESS
--------------------------------------------------------------------------------

GENERAL

          Our Company was incorporated on August 31, 1983, under the laws of the State of New York, as Owl Capital Corp., for the purpose of owning, establishing and managing financial consulting services. We became a public company on December 2, 1983 when our Registration Statement under the Securities Act of 1933 was filed and became effective with the Securities and Exchange Commission. On May 16, 1988 we changed our name to Bactrol Technologies, Inc. We amended our Certificate of Incorporation to effect the change of name on the same date, in anticipation of our acquisition of a private business operating under a similar name. Subsequently that acquisition contract was rescinded and we remained as a non-functioning, non-trading public shell corporation with no assets.

     We maintain our statutory registered agent's office is at the Law Office of Paul Creditor, 747 Third Avenue, New York, New York 10617 and our business office is located at 1109 North 21st Avenue, Suite 120, Hollywood, Florida 33020. Our telephone number is (954) 923-6002. Our offices are provided to us Associates Investment Corporation, Inc. on a month to month basis and our monthly rental is $-0-.

BACKGROUND

     In 1989 we attempted to bring our Company's stock to the public market and incurred printing and professional fees. The intent was to raise additional capital for potential acquisitions. We have been inactive since November 1984, when we ceased doing any business and we have not been operating as a business ever since.

     We have not filed our annual New York State tax returns since 1984 and had as a result, our corporate status dissolved. During January 1999, our management filed all of the delinquent tax returns and as a result we were reinstated.

     During 1999, we entered into a Plan and Agreement of Merger with MRG. MRG is a company that markets products exclusively to the 15 billion US Dollar military resale market. Through a series of planned acquisitions, we intend to cause a consolidation of suppliers within the military resale market. The merger is dependent upon us becoming listed on the NASD Bulletin Board which we have accomplished as of January 10, 2001 and upon our ability to sell a minimum of sell a minimum of 500,000 shares and net minimum of $220,000 after expenses from the shares being offered herein to fund the operation.

     On October 4, 1999, our Board of Directors approved a 20 to 1 reverse stock split of our issued and outstanding common stock.

OUR  OBJECTIVE

     Our objective is to consolidate the military resale market by strategi-cally acquiring small to medium size brokers, distributors, dealers and other supplying services to commissaries and exchanges located on military bases initially in the United States and eventually throughout the world.
OUR  PLANNED  BUSINESS

     Upon our merger with MRG, we plan to provide outstanding services to the 13 million patrons who are granted the privilege to shop at the military instal-lations throughout the world. The patrons are primarily military dependents and retired military personnel. While we provide products to active military personnel, the bulk of our business is with the military dependents and retirees.

OUR  COMPETITION

     The military resale market is fragmented. While there are several major distributors and several large brokers who service the military and the comer-cial accounts, no one entity controls the military resale market.


OUR  STRATEGY

     Our strategy is to provide the military resale market with the widest variety of premier products cost effectively. To that end, we will:

      1.  introduce  new  products  to  the  military  resale  market,  and

      2. acquires other companies serving the military resale market worldwide, to expand revenue, to build shareholder equity, and market value through those acquisitions. Management planned industry consolidation will allow economies of scale through the implementation of efficient management systems and large scale data processing. Truly making the whole more than the sum of its parts.


OUR  MARKETING  STRATEGY.

     Our company plans to efficiently use its expertise in the management of each of the entities it acquired in the military resale market to expand the product line and services it provides to its patrons.


EMPLOYEES

     At present, we have no employees.   We presently  do not  have any pension,
health, annuity, insurance, stock option, profit sharing or similar benefit plans; however, we may adopt such a plan in the future.


--------------------------------------------------------------------------------
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up company with no operations, and therefore have not yet generated or realized any revenues from any business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we merge with Military Resale Group, Inc. in accordance with the Plan and Agreement of Merger entered in 1999. Accordingly, we must raise cash from sources other than from the revenues from Military Resale Group, Inc. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our acquisition and stay in business.

     To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loan from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are a development stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise.


--------------------------------------------------------------------------------
                              PRINCIPAL  SHAREHOLDERS
--------------------------------------------------------------------------------

     The table on the following page sets forth certain information regarding beneficial ownership of our common stock as of December 31, 2000, by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Act of 1934 (the "Exchange Act") who is known by us to own Beneficially 5% or more of the common stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares. The total number of shares authorized is 50,000,000 shares, each of which is $.0001 per share par value. 593,500 shares have been issued and are outstanding as follows:

Name and Address           Number of         Number           Percentage
Beneficial                 Shares Before     of Shares        of Ownership
Owner [1]                  Offering          After Offering   After Offering
----------------           -------------     --------------   --------------

Guy Galluccio [2]           45,900            45,900           1.13%
1109 N 21st Avenue #120
Hollywood, FL 33020

Alan Finfer [2]             20,000            20,000           0.55%
1745 NW 73rd Avenue
Plantation, FL 33313

Michael Dermer              45,900            45,900           1.13%
19620 NE 19th Place
Miami, FL 33179

Irwin Stack                 45,900            45,900           1.13%
P.O. Box 4851
Hialeah, FL 33014

Francine Panich             45,900            45,900           1.13%
16503 NE 26th Avenue
N. Miami Beach, FL 33160

Edward Meyer                46,513            46,513           1.27%
32 Daniel Street
Hazlet, NJ 07730

Richard Tannenbaum          50,000            50,000           1.37%
7315 Wisconsin Avenue
# 775 North
Bethesda, MD 20814

CEDA                       150,562           150,562           4.11%
P.O. Box 20
Bowling Green Station
New York, NY 10004

------------------------
[2]  All Officers and
Directors as a
Group (2 persons)           65,900            65,900           1.80%

[1]   The persons named above may be deemed to  be a parent and  promoter of our company  by  virtue  of  his/its  direct  and  indirect  stock  holdings.


Future  Sales  by  Existing  Stockholders:

     A total of 593,500 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.


--------------------------------------------------------------------------------
                                   MANAGEMENT
--------------------------------------------------------------------------------

     Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     There are currently two (2) occupied seats on the Board of Directors. The following table sets forth information with respect to the directors and executive officers.

                                                                    DATE SERVICE
NAME AND ADDRESS           AGE         OFFICE                        COMMENCED
-------------------------  ---        ----------------------------  ------------

Guy A. Galluccio, Sr.       63        Chairman, President               1998
1109 N 21st Avenue #120                & Chief Executive Officer
Hollywood, FL 33020

Alan Finfer                 64        Director, Secretary               1998
1745 NW 73rd Avenue                    & Treasurer
Plantation, FL 33313

     All directors will hold office until the next annual stockholder's meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors. We intend to increase the Board of Directors from its present three members to a minimum of six members by adding outside directors at our next shareholders meeting.

     The  Officers  and  Directors  of  the  Company  are  set  forth  below.

GUY A. GALLUCCIO, SR. -- President and Director In 1998, Mr. Galluccio became the President and a member of the Board of Directors of the company. His duties are the general administration of the company and carrying out the policies established by the Board of Directors. In addition since 1996 he has worked as President and a Director of Associates Investment Corporation and has conducted

ALAN FINFER -- Vice President and Director Mr. Finfer was elected Vice-President Secretary, Treasurer and Director on May 15, 1998. He assists Mr. Galluccio in the administration of the company. From 1997 to the present, Mr. Finfer has been employed by Lois Inc. (Law Office Information Systems), which is located in Van Buren, Arkansas, as a Sales Representative in Florida for this legal publisher. Prior to that time, Mr. Finfar was a sales representative for Lawyers Coop Publishing Company. During his thirteen years in their employment Mr. Finfer was awarded the Presidents Club Award for reaching the highest interest over quota in his Region. Education: Mr. Finfer obtained his degree specializing in dentistry from New York City Community College in 1955.

     Mr. Finfer is a director of Sun Reporter, Inc. now called Photon Pharm, Inc. However, Sun Reporter is not engaged in any business at the present time and there is no conflict between Mr. Finfer's duties with Bactrol and his duties with Photon Pharm, Inc.

--------------------------------------------------------------------------------
                            EXECUTIVE  COMPENSATION
--------------------------------------------------------------------------------


     None of the officers or directors have received any compensation for their services with the company to date nor will they receive any remuneration from the company for serving in these positions other than reimbursement for out-of-pocket expenses incurred on behalf of the company during the year ending December 31, 1999. Out of pocket expenses is defined as the moneys expended on behalf of the company while engaged in the company's business such as travel expenses and items purchased for the company, etc. After that time, future salaries of the officers and directors will be set by the Board of Directors depending on the financial condition of the company. There are no arrangements or understandings pursuant to which any persons were or are to be selected as an officer or director of the company nor do any of the officers or directors serve as a nominee for another person.


STOCK  OPTIONS

     We have not adopted any formal stock options plans to reward and provide incentives to its officers, directors, employees, consultants and other eligible participants, but is anticipated to do so in the future. Awards under any plan may be in the form of incentive stock options or non-qualified stock options. We will not grant non-qualified stock options with an exercise price of less than 85% of the fair market value of our common stock on the date of the grant of the relevant option. The plans will be administered by our Board of Directors, which is authorized to select the plan recipients, the time or times at which awards may be granted and the number of shares to be subject to each option awarded.


DIRECTORS'  COMPENSATION

     Our  directors  receive  no  compensation  for their services as directors.


INDEMNIFICATION

      Under our Article of Incorporation and Bylaws of the Corporation, we may indemnify an office r or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a matter he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of New York.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under New York law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------
                         DESCRIPTION  OF  SECURITIES
--------------------------------------------------------------------------------

     All material provisions of our capital stock are summarized in this prospectus. However the following description is not complete and is subject to applicable New York law and to the provisions of our articles of incorporation. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.


COMMON  STOCK

     We are authorized to issue 50,000,000 shares, at a par value $.0001 per share. As of the date of this Prospectus, there are 660,004 shares outstanding. After giving effect to the Offering, the issued and outstanding capital stock of the Company will consist of 3,660,004 shares.

     YOU HAVE THE VOTING RIGHTS FOR YOUR SHARES. You and all other holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stock- holders. You have no cumulative voting rights with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election.

     YOU HAVE DIVIDEND RIGHTS FOR YOUR SHARES. You and all other holders of common stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors out of funds legally available, based upon the percentage of our common stock you own. We will not pay dividends. You should not expect to receive any dividends on shares in the near future. This investment may be inappropriate for you if you need dividend income from an investment in shares.

     YOU HAVE RIGHTS IF WE ARE LIQUIDATED. Upon our liquidation, dissolution or winding up of affairs, you and all other holders of our common stock will be entitled to share in the distribution of all assets remaining after payment of all debts, liabilities and expenses, and after provision has been made for each class of stock, if any, having preference over our common stock. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding common stock are, and the common stock offered hereby, when issued in exchange for the consideration paid as set forth in this Prospectus, will be, fully paid and nonassessable. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the liquidation value of your shares.

     YOU HAVE NO RIGHT TO ACQUIRE SHARES OF STOCK BASED UPON THE PERCENTAGE OF OUR COMMON STOCK YOU OWN WHEN WE SELL MORE SHARES OF OUR STOCK TO OTHER PEOPLE. This is because we do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares, result in a dilution of our percentage ownership that you hold.

SHARES  ELIGIBLE  FOR  FUTURE  SALE

     Upon completion of this offering, we will have 3,660,004 shares issued and outstanding assuming all the shares offered herein are sold. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate" (as that term is defined under the Act) who will be subject to the resale limitations of Rule 144 promulgated under the Act.

     There will be approximately 660,004 shares outstanding that are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

     The common stock owned by insiders, officers and directors are deemed "restricted securities" as that term is defined under the Securities Act and in the future may be sold under Rule 144, which provides, in essence, that a person holding restricted securities for a period of one (1) year may sell every three
(3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of our issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four (4) calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitation by a person who is not an affiliate of the Company and who has satisfied a two (2) year holding period. Additionally, common stock underlying employee stock options granted, to the extent vested and exercised, may be resold beginning on the ninety-first day after the Effective Date of a Prospectus, or Offering Memorandum pursuant to Rule 701 promulgated under the Securities Act.

     As of the date hereof and upon completion of the offering, none of our common stock (other than those which are qualified by the SEC in connection with this offering) are available for sale under Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the Common stock. Our officers, directors and certain of our security holders have agreed not to sell, transfer or otherwise dispose of their common stock or any securities convertible into common stock for a period of 12 months from the date hereof.

     Under Rule 701 of the Securities Act, persons who purchase shares upon exercise of options granted prior to the date of this Prospectus are entitled to sell such common stock after the 90th day following the date of this Prospectus in reliance on Rule 144, without having to comply with the holding period requirements of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice provisions of Rule 144. Affiliates are subject to all Rule 144 restrictions after this 90-day period, but without a holding period.

     There has been no public market for our common stock. With a relatively minimal public float and without a professional underwriter, there is little or no likelihood that an active and liquid public trading market, as that term is commonly understood, will develop, or if developed that it will be sustained, and accordingly, an investment in our common stock should be considered highly illiquid. Although we believe a public market will be established in the future, there can be no assurance that a public market for the common stock will develop. If a public market for the common stock does develop at a future time, sales by shareholders of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and could impair our future ability to raise capital through the sale of our equity securities.

AVAILABLE  INFORMATION

     We   have  filed   with  the  Securities   and  Exchange  Commission  (the
"Commission") a Registration Statement on Form SB-2 relating to the common stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us, the common stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved.

     The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

     We intend to furnish to our shareowners annual reports containing audited consolidated financial statements certified by independent public accountants for each fiscal year and quarterly reports containing unaudited consolidated financial statements for the first three quarters of each fiscal year.

     We will provide without charge to each person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). Any such request shall be directed to Guy Galluccio, Jr., President and Chairman of the Board of Directors of Bactrol Technologies, Inc., 1109 North 21st Ave., Suite 120, Hollywood, Florida 33020, Tel.# (954) 923-6002.

     Within five days of our receipt of a subscription agreement accompanied by a check for the purchase price, we will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted. We reserve the right to reject orders for the purchase of shares in whole or in part. Upon acceptance of each subscriber, we will promptly provide our stock transfer agent the information to issue shares.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of this offering.

SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

     This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 7. Therefore, you should not place undue reliance upon these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.


DIVIDEND  POLICY

     We have never declared or paid cash dividends on our common stock and anticipate that all future earnings will be retained for development of our business. The payment of any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, future earnings, capital requirements, the financial condition of the Company and general business conditions.


REPORTS

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to find reports with the Securities and Exchange Commission (hereinafter "SEC") under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Form 10-KSB, 10-QSB, and 8-K. You will read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.


--------------------------------------------------------------------------------
                              STOCK  TRANSFER  AGENT
--------------------------------------------------------------------------------

     Our transfer agent and registrar of the common stock is Continental Stock Transfer, 2 Broadway, 14th Floor, New York, New York 10004.



--------------------------------------------------------------------------------
                             CERTAIN  TRANSACTIONS
--------------------------------------------------------------------------------

     On October 27, 2000, we authorized to issue to Jerry Gruenbaum, Esq., corporate attorney, 50,000 shares of our company's authorized but unissued stock as his compensation for continuing to serve our Company. Said shares have not been issued to date.

--------------------------------------------------------------------------------
                                  LITIGATION
--------------------------------------------------------------------------------

     There is no past, pending or, to our knowledge, threatened litigation or administrative action which has or is expected by our management to have a material effect upon our business, financial condition or operations, including any litigation or action involving our officers, directors, or other key personnel.

--------------------------------------------------------------------------------
                                   EXPERTS
--------------------------------------------------------------------------------

     Our audited financial statement as of and for the year ending December 31, 2000 have been completed by Puritz & Weintraub, LLP, Certified Public Accountants, 2327 North Commerce Parkway, Weston, Florida 33326, (954) 370-2727, as set forth in their report included herein and incorporated herein by reference. Such financial statements have been included in reliance upon such report given upon their authority as experts in accounting and auditing.

--------------------------------------------------------------------------------
                                 LEGAL  MATTERS
--------------------------------------------------------------------------------

     Jerry  Gruenbaum,  Attorney  at  Law,   152  North  Road,   East  Windsor,
Connecticut 06088, telephone (860) 627-6350 has acted as legal counsel for our company relating to the Offering.

--------------------------------------------------------------------------------
                             FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

     Our fiscal  year end  is December 31.   We will provide  audited  financial
statements to our stockholders on an annual basis; the statements will be prepared by an independent Certified Public Accountant.



    Our audited financial statements for December 31, 2000 and December 31, 1999 immediately follows:

INDEPENDENT AUDITORS REPORT .     .     .     .     .     .     .     .      F-1
FINANCIAL STEMENTS
     Balance Sheet    .     .     .     .     .     .     .     .     .      F-2
     Statement of Operations      .     .     .     .     .     .     .      F-3
     Statement of Stockholders' Equity  .     .     .     .     .     .      F-4
     Statement of Cash Flow .     .     .     .     .     .     .     .      F-5

NOTES TO THE FINANCIAL STATEMENTS .     .     .     .     .     .     .      F-6

                        INDEPENDENT AUDITOR'S REPORT



To the Directors of
Bactrol Technologies, Inc.


We have audited the accompanying balance sheets of Bactrol Technologies, Inc. (A Development Stage Company) as of December 31, 2000 and 1999 and the related statements of operations, stockholders' deficit and cash flows from August 31, 1983 (Inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bactrol Technologies, Inc. (A Development Stage Company) as of December 31, 2000 and 1999 and the results of its operations and cash flows from August 31, 1983 (Inception) to December 31, 2000, in conformity with generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage and has suffered recurring losses from operations. As reflected in the accompanying financial statements, the Company has incurred accumulated losses since inception of $53,793. As such, there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/  Puritz & Weintraub, LLP
----------------------------
Puritz  &  Weintraub,  LLP
Weston,  Florida

January 25, 2001


                                      -F1-

                           BACTROL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                     ASSETS


                                        December 31    December 31
                                           2000           1999
                                       -------------  -------------

ASSETS

Note Receivable - related party        $      1,500   $      1,500
                                       -------------  -------------
TOTAL ASSETS                                  1,500          1,500
                                       -------------  -------------


               LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITY
  Accounts payables and other                 5,600          3,680
  Loan payable - related party                    -         27,511
                                       -------------  -------------
Total liabilities                             5,600         31,191
                                       -------------  -------------
STOCKHOLDERS' EQUITY
  Common stock, $0.0001 par value,
    50,000,000 shares authorized,
    660,004 shares issued
    and outstanding                              66             66
Additional paid-in capital                   49,627         16,186
  Deficit accumulated
    during the development stage            (53,793)       (45,943)
                                       -------------  -------------
  Total stockholders' deficit                (4,100)       (29,691)
                                       -------------  -------------
Total liabilities and
  stockholder's deficit                $      1,500   $      1,500
                                       =============  =============


                        See notes to Financial Statements


                                      -F2-

                            BACTROL TECHNOLOGIES, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF OPERATIONS


                                                                      From
                                                                 August 31, 1983
                                      Year  ended                  (Inception)
                                      December 31,                  Through
                                2000               1999         December 31, 2000
                       ------------------  ------------------  -------------------

Revenues               $               -   $               -   $           12,353
                       ------------------  ------------------  -------------------

Expense
  Professional fees                7,850              18,400               50,888
  State taxes                          -                  51               10,684
  Other                                -               1,000                4,574
                       ------------------  ------------------  -------------------
      Total expenses               7,850              19,451               66,146
                       ------------------  ------------------  -------------------

Net (Loss)                        (7,850)            (19,451)             (53,793)
                       ==================  ==================  ===================

Net (Loss)
  Per common share
  (basic and diluted)              (0.01)              (0.03)               (0.10)
                       ==================  ==================  ===================

Average share
   Outstanding                   660,004             595,837              514,423
                       ==================  ==================  ===================


                        See notes to Financial Statements


                                      -F3-

                          BACTROL  TECHNOLOGIES,  INC.
                        (A  DEVELOPMENT  STAGE  COMPANY)
                      STATEMENT  OF  STOCKHOLDERS'  DEFICIT
          FROM  AUGUST  31,  1983  (INCEPTION)  TO  DECEMBER  31,  2000


                                 Common Stock     Additional              Total
                           ----------------------  Paid-in             Stockholders'
                              Shares      Amount   Capital    Deficit    Deficit
                           ------------  --------  --------  ---------  ---------

Issuance of common stock
 on August 31, 1983
 ($0.0001 per share)        10,000,000   $ 1,000   $      -  $      -   $  1,000

Contributed Capital                  -         -      4,072         -      4,072

Issuance of common stock
 on May 16, 1988
 ($0.0001 per share)         1,800,000       180          -         -        180
                           ------------  --------  --------  ---------  ---------

Balance at
 December 31, 1998          11,800,000     1,180      4,072   (26,492)   (21,240)

Reverse stock
 split 20-1
 October 4, 1999           (11,210,000)   (1,121)     1,121         -          -

Fractional shares                    4         -          -         -          -

Issuance of common
 stock for services
 ($0.20 per share)              50,000         5      9,995         -     10,000

Issuance of common
 stock for services
 ($0.05 per share)              20,000         2        998         -      1,000

1999 net loss                        -         -          -   (19,451)   (19,451)
                           ------------  --------  --------  ---------  ---------

Balance at
 December 31, 1999             660,004        66     16,186   (45,943)   (29,691)

Contributed Capital                  -         -     33,441         -     33,441

2000 net loss                        -         -          -    (7,850)    (7,850)
                           ------------  --------  --------  ---------  ---------

Balance at
 December 31, 2000             660,004        66     49,627   (53,793)    (4,100)
                           ============  ========  ========  =========  =========


                        See notes to Financial Statements


                                      -F4-

                                         BACTROL TECHNOLOGIES, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                          STATEMENT OF CASH FLOWS


                                                                                             From
                                                                                         August 31, 1983
                                                          Year  Ended                     (Inception)
                                                          December 31,                      Through
                                                   2000                 1999           December 31, 2000
                                            -------------------  -------------------  --------------------
OPERATING ACTIVITIES:
Net (loss)                                  $           (7,850)  $          (19,451)  $           (53,793)
Adjustments to reconcile
  net (loss) to cash (used in)
    Operating activities:
    Issuance of common stock for services                    -               11,000                11,000
    (Decrease) in corporate taxes payable                    -              (11,310)                    -
    Increase (decrease) in accounts
      payable and other liabilities                      1,920               (7,750)                5,600
                                            -------------------  -------------------  --------------------
Cash (used in) operating activities                     (5,930)             (27,511)              (37,193)
                                            -------------------  -------------------  --------------------

INVESTMENT ACTIVITIES:
  (Increase) in note
    receivable - related party                               -                    -                (1,500)
                                            -------------------  -------------------  --------------------
Cash (used in) investing activities                          -                    -                (1,500)
                                            -------------------  -------------------  --------------------

FINANCING ACTIVITIES:
  Sale of common stock                                       -                    -                 1,180
  Increase (decrease) in
    Related party loans                                (27,511)              27,511                     -
  Contributed capital                                   33,441                    -                37,513
                                            -------------------  -------------------  --------------------
Cash provided by
  Financing activities                                   5,930               27,511                38,693
                                            -------------------  -------------------  --------------------

Cash, Beginning Of The Year                                  -                    -                     -
                                            -------------------  -------------------  --------------------
Cash, end of year                           $                -   $                -   $                 -
                                            ===================  ===================  ====================


SUPPLEMENTAL  DISCLOSURE  OF  CASH:
  FLOW  INFORMATION:
  During  the  year  ended  December  31,  2000,  a  related  party
    Contributed  their  loan  to  capital.
  During  the  year  ended  December  31,  1999,  the  Company  issued
    70,000  shares  of  common  stock  for  services  rendered.


                        See notes to Financial Statements


                                      -F5-

                           BACTROL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Note  1  -  Summary  of  Significant  Accounting  Policies

Business  Activities
--------------------

The Company was incorporated August 31, 1983, under the laws of the State of New York, as Owl Capital Corp., for the purpose of providing financial consulting services. On May 16, 1988 the Company changed its name to Bactrol Technologies, Inc.

The  Company  has  been  inactive  since  November  1984.

As of December 31, 2000, the Company is in the development stage and has no operations; accordingly these financial statements are prepared in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises" as issued by the Financial Accounting Standards Board.

Loss per  share
---------------

Basic and diluted loss per share is based upon the weighted average number of shares outstanding during each year.

Use  of  estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Fair  value  of  financial  instruments
---------------------------------------

The carrying amounts of note receivable, accounts payable and other, approximate fair value due to the short-term maturities of these assets and liabilities.

Reclassification
----------------

Certain amounts in the prior period have been reclassified to conform to the 2000 presentations.


                                      -F6-

                           BACTROL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


Note  2  -  Income  Taxes

The Company account for Income taxes in accordance with SFS No. 109, "Accounting for Income Taxes." Accordingly, deferred income would be provided to show the effect of temporary differences between the recognition of revenue and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

At December 31, 2000, the Company has available approximately $50,000 of net operating losses which begin to expire as follows:

      Year              Amount           Year                Amount
      2000           $     707           2008             $     536
      2001                 682           2009                   511
      2002                 657           2010                   489
      2003                 632           2011                   447
      2004               5,087           2012                 6,385
      2005                 611           2013                 4,849
      2006                 586           2014                19,451
      2007                 561           2015                 7,850

The Company has provided a valuation allowance to fully offset those tax benefits that might be recognized in the future, due to the uncertainty of their utilization.

Note  3  -  Note  Receivable  -  Related  Party

The Company has a non-interest bearing demand note receivable from a related party at December 30, 2000 and 1999.

Note  4  -  Stockholders'  Deficit

During the year ended December 31, 2000, a stockholder paid various expenses on behalf of the Company and also forgave a loan of $27,511. These amounts are reflected as contributed capital in the statement of stockholders' deficit.

During 1999, the Company issued 50,000 shares for professional services valued at $10,000 ($0.20 per share) and also 20,000 shares at $1,000 ($0.05 per share)

On October 4, 1999, the Board of Directors approved a 20 - 1 reverse stock split.


                                      -F7-

                           BACTROL TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES  TO  FINANCIAL  STATEMENTS


Note  5  -  Other  Matters

During 1999, the Company entered into a merger agreement with Military Resale Group, Inc. The Merger is dependent upon Bactrol Technologies, Inc. becoming relisted on the NASD Bulletin Board and completing an SB-2 registration with a minimum of 500,000 shares of stock sold and at least $220,000 in escrow after offering expenses.

The Company is a reporting company with the Securities and Exchange Commission and has maintained the updating of all required SEC filings so that it can have it's securities traded. Effective January 10, 2001, the NASD approved the Company's request for trading.

Note  6  -  Going  Concern

The accompanying financial statements have been prepare d assuming that the Company will continue as a going concern. The Company is in the development stage and has suffered recurring losses from operations. As reflected in the accompanying financial statements, the Company has incurred accumulated losses since inception of $53,793. As such, there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans include the sale of equity through an SB-2 registration and the merger with Military Resale Group, Inc.

Note  7  -  Subsequent  Events

Included in accounts payable and other at December 31, 2000, is $4,000 for professional fees. The Company has authorized the issuance of 50,000 shares of common stock to satisfy this debt. These shares will be issued in 2001.


                                      -F8-

     PART  II.   INFORMATION  NOT  REQUIRED  IN  PROSPECTUS


ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article 6 of the Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement.

2.   New  York  Business  Corporation  Law.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant are as follows:

SEC Registration Fee   .   .   .   .   .   .   .   .   .   .   .   $      750.00
Printing Expenses  .   .   .   .   .   .   .   .   .   .   .   .        6,500.00
Accounting Fees and Expenses   .   .   .   .   .   .   .   .   .       10,000.00
Legal Fees and Expenses.   .   .   .   .   .   .   .   .   .   .       20,000.00
Blue Sky Fees/Expenses .   .   .   .   .   .   .   .   .   .   .        5,000.00
Transfer Agent Fees.   .   .   .   .   .   .   .   .   .   .   .        3,000.00
Miscellaneous Expenses .   .   .   .   .   .   .   .   .   .   .        4,750.00
                                                                   -------------
TOTAL                                                              $   50,000.00
                                                                   =============

ITEM 26.   EXHIBITS

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K.

Exhibit No.      Document Description
-----------      ---------------------
 3.1(I)          Articles of Incorporation.
 3.1(II)         Amendment to Articles of Incorporation
 3.1(III)        Amendment to Articles of Incorporation
 3.2             Bylaws.
 4.1             Specimen Stock Certificate.
 5.1             Opinion of Jerry Gruenbaum, Esq.  Regarding the legality of the
                 Securities being registered.
10.1             Plan and Agreement of Merger
23.1             Consent of Puritz & Weintraub LLP Certified Public Accountants.

EXHIBITS (Continued)

23.2             Consent of Jerry Gruenbaum, Esq.
27.1             Financial Data Schedule.
99.1             Subscription Agreement.

ITEM  27.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Section Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hollywood, Florida, on this 26th day of January 2000.


                                         BACTROL  TECHNOLOGIES,  INC.
                                         (Registrant)

                                         By:  /s/  Guy  Galluccio, Jr.
                                            ---------------------------
                                          Guy  Galluccio,  Jr.,  President
                                          And  Chairman  of  the  Board


                                         By:  /s/  Alan  Finfer
                                            ---------------------------
                                          Alan  Finfer,  Secretary,
                                          Treasurer  and  Chief  Financial
                                          Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Guy Galluccio, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all the said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                                      Date

/s/  Guy Galluccio, Jr.     President  and Chairman of the Board        01/26/01
----------------------
Guy  Galluccio,  Jr.


/s/  Alan  Finfer           Secretary,  Treasurer  and                  01/26/01
----------------------      Chief  Financial  Officer
Alan  Finfer